Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Amicus Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (2)	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate (2)	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)
	Equity	Preferred stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)
	Other	Warrants	Rule 456(b) and Rule 457(r)
	Other	Units	Rule 456(b) and Rule 457(r)
	Other	Subscription Rights	Rule 456(b) and Rule 457(r)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, and such indeterminate number of subscription rights as may be issued from time to time at prices to be determined.
(2)	The information is not required to be included pursuant to Form S-3 General Instruction II.E. An indeterminate number of securities of each identified class is being registered that may be issued from time to time at indeterminate prices. The proposed maximum offering price for securities being registered will be determined from time to time by the Registrant in connection with the issuance of the securities being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued together with other securities registered hereunder. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.